Exhibit 4.1

THIRD AMENDMENT TO THE CREDIT AGREEMENT

THIRD AMENDMENT, dated as of May 16, 2007 (this “Amendment”), to the Credit Agreement, dated as of June 28, 2006 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”).

WHEREAS, the Parent and the Borrower have requested that the Agents and the Lenders consent to the amendment of certain terms and conditions of the Credit Agreement as hereinafter set forth; and

WHEREAS, the Agents and the Lenders are willing to enter into this Amendment in order to amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, the Parent, the Borrower, the Agents and the Lenders hereby agree as follows:

1. Capitalized Terms. Any capitalized term used herein which is defined in the Credit Agreement shall have the meaning assigned to it in the Credit Agreement.

2. Definitions.

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting clause (i) of the definition of the term “Eligible Domestic Accounts” in its entirety, and replacing it with the following:

“(i) Accounts with respect to an Account Debtor whose total obligations owing to the Borrowing Base Parties exceed 10% (or, in the case of Cartiere Burgo spa and its Subsidiaries, 15%; such percentage, as applied to a particular Account Debtor, being subject to reduction by the Administrative

Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (including all Eligible Foreign Accounts), to the extent of the obligations owing by such Account Debtor in excess of the applicable percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limits,”

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the number “120” in the definition of the term “Eligible Foreign Accounts” and substituting therefor the number “145”.

3. Conditions. This Amendment shall become effective as of May 16, 2007, but only upon the satisfaction in full, in a manner reasonably satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the “Amendment Effective Date”):

(a) Representations and Warranties. The representations and warranties contained in this Amendment and in Section 4 of the Credit Agreement and in each other Loan Document, certificate or other writing delivered on or on behalf of any Loan Party to any Agent or any Lender pursuant to the Credit Agreement or any other Loan Document on or prior to the Amendment Effective Date shall be true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

(b) No Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Delivery of Documents. The Collateral Agent shall have received on or before the Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i) counterparts of this Amendment which bear the signatures of the Parent, the Borrower, the Agents and the Majority Facility Lenders in respect of the Term Loan and the Majority Revolving Credit Facility Lenders; and

(ii) an acknowledgment and consent, in the form attached as Exhibit A to this Amendment, duly executed by each Guarantor.

(d) Proceedings. All legal matters incident to this Amendment shall be reasonably satisfactory to the Agents and their counsel.

4. Representations and Warranties. To induce the Agents and Lenders to enter into this Amendment, each of the Parent and the Borrower hereby represents and warrants to the Agents and Lenders as follows:

(a) Organization, Good Standing, Etc. Each Loan Party (i) is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct the business in which it is currently engaged, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which its ownership, lease or operation of Property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization, Etc. The execution, delivery and performance of this Amendment and each other Loan Document being executed in connection with this Amendment by each Loan Party that is a party thereto, and the performance of the Credit Agreement as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Loan Party’s Constituent Documents or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

(c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment or any other Loan Document to which it is a party being executed in connection with this Amendment, or for the performance of the Credit Agreement, as amended hereby.

(d) Enforceability of Loan Documents. Each of this Amendment, the Credit Agreement, as amended hereby, and each other Loan Document is a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to the enforcement of creditor’s rights and by general equitable principles.

(e) Representations and Warranties; No Event of Default. The representations and warranties herein, in Section 4 of the Credit Agreement and in each other Loan Document are true and correct on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(f) Existing Indentures. No consent with respect to the execution, delivery or performance of this Amendment is required under the Existing Indentures.

5. Continued Effectiveness of the Credit Agreement and Loan Documents. Each of the Parent and the Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the ratable benefit of the Secured Parties, or to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of any Loan Party from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the Obligations of any Loan Party, other than as expressly provided herein.

6. Amendment as Loan Document. Each of the Parent and the Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (1) any representation or warranty made by the Parent or the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (2) the Parent or the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) The Borrower will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and the Administrative Agent.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(e) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

PARENT:

POPE & TALBOT, INC.

By:	/s/ R. Neil Stuart
	Name:	Neil Stuart
	Title:	Vice President and Chief Financial Officer

BORROWER:

POPE & TALBOT LTD.

By:	/s/ R. Neil Stuart
	Name:	Neil Stuart
	Title:	Vice President and Chief Financial Officer

COLLATERAL AGENT, TERM LOAN B AGENT AND LENDER:

ABLECO FINANCE LLC,
on behalf of itself and its Affiliate assigns

By:	/s/ Dan Wolf
	Name:	Dan Wolf
	Title:	SVP

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO FINANCIAL CORPORATION CANADA

By:	/s/ Nick Scarfo
	Name:	Nick Scarfo
	Title:	Vice President

LENDERS:

COAST DL FUNDING LLC

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OHSF FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OHSF II FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I, LLC

By:	Oak Hill Credit Alpha Fund, L.P., its Member

By:	Oak Hill Credit Alpha Gen Par, L.P., its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

LERNER ENTERPRISES, L.P.
By:	Oak Hill Advisors, L.P., as Investment Advisor for Lerner Enterprises, L.P.

By:	/s/ Scott D. Krase
	Name:	Scott D. Krase
	Title:	Authorized Signatory

REGIMENT CAPITAL SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ Richard T. Miller
	Name:	Richard T. Miller
	Title:	Authorized Signatory

FORTRESS CREDIT OPPORTUNITIES I LP

By:	Fortress Credit Opportunities I GP LLC,
its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	Chief Credit Officer

FORTRESS CREDIT OPPORTUNITIES II LP

By:	Fortress Credit Opportunities II GP LLC,
its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	Chief Credit Officer

FORTRESS CREDIT FUNDING I LP

By:	Fortress Credit Funding I GP LLC,
its general partner

By:	/s/ Constantine M. Dakolias
	Name:	Constantine M. Dakolias
	Title:	Chief Credit Officer

CREDIT GENESIS CLO 2005-1 LTD.

By:	/s/ T.K. Duggan
	Name:	T.K. Duggan
	Title:	Managing Principal

DURHAM ACQUISITION CO., LLC

By:	/s/ T.K. Duggan
	Name:	T.K. Duggan
	Title:	Managing Principal

HBK MASTER FUND L.P.

By:	HBK Services LLC
its Investment Advisor

By:	/s/ Kevin O’Neal
	Name:	Kevin O’Neal
	Title:	Authorized Signatory

CITIGROUP FINANCIAL PRODUCTS INC.

By:	/s/ Jeffrey M. Farmer
	Name:	Jeffrey M. Farmer
	Title:	Authorized Signatory

QUADRANGLE MASTER FUNDING LTD

By:	Quadrangle Debt Recovery Advisors LLC
Its: Advisor

By:	/s/ Andrew J. Herenstein
	Name:	Andrew J. Herenstein
	Title:	Managing Principal

DK ACQUISITION PARTNERS, L.P.

By:	M.H. Davidson & Co., its General Partner

By:	/s/ Michael Leffell
	Name:	Michael Leffell
	Title:	Deputy Managing Partner

LASALLE BUSINESS CREDIT, a division of
ABN AMRO Bank N.V., Canada Branch

By:	/s/ Jaqueline Mann		/s/ Aaron Turner
	Name:	Jaqueline Mann	Aaron Turner
	Title:	Vice President	Senior Vice President

EXHIBIT A

ACKNOWLEDGMENT AND CONSENT

The undersigned, as a party to one or more Loan Documents, as defined in the Credit Agreement dated as of June 28, 2006 (as heretofore amended or otherwise modified, the “Credit Agreement”), by and among POPE & TALBOT, INC., a Delaware corporation (the “Parent”), POPE & TALBOT LTD., a Canadian corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN BROTHERS INC., as sole arranger and sole bookrunner (in such capacity, the “Arranger”), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the “Syndication Agent”), WELLS FARGO FINANCIAL CORPORATION CANADA, a Nova Scotia unlimited liability company, as administrative agent (in such capacity, together with its permitted successors and assigns, the “Administrative Agent”), ABLECO FINANCE LLC, as Collateral Agent (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”), and ABLECO FINANCE LLC, as Term Loan B Agent (in such capacity, together with its permitted successors and assigns, the “Term Loan B Agent” and together with the Administrative Agent and the Collateral Agent, each an “Agent” and collectively, the “Agents”), hereby (i) acknowledges and consents to the Third Amendment dated the date hereof (the “Amendment”, all terms defined therein being used herein as defined therein) to the Credit Agreement; (ii) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Amendment Effective Date all references in any such Loan Documents to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by the Amendment; and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, for the benefit of the Secured Parties, or to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in or lien on, any collateral as security for the obligations of any Guarantor from time to time existing in respect of the Loan Documents, such pledge, assignment and/or grant of a security interest or lien is hereby ratified and confirmed in all respects as security for, in addition to the other obligations secured thereby, all obligations of such Guarantors outstanding upon the taking effect of the Amendment.

Dated: as of May 16, 2007

POPE & TALBOT SPEARFISH LIMITED
PARTNERSHIP

By:	POPE & TALBOT LTD.,
as General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

PENN TIMBER, INC.

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

POPE & TALBOT RELOCATION SERVICES, INC.

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T POWER COMPANY

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

POPE & TALBOT PULP SALES U.S., INC.

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

POPE & TALBOT LUMBER SALES, INC.

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

MACKENZIE PULP LAND LTD.

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T LFP INVESTMENT LIMITED PARTNERSHIP

By:	P&T FUNDING LTD.,
as General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FUNDING LTD.

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FINANCE ONE LIMITED PARTNERSHIP

By:	PENN TIMBER, INC.,
as General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FINANCE TWO LIMITED PARTNERSHIP

By:	PENN TIMBER, INC.,
as General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FACTORING LIMITED PARTNERSHIP

By:	POPE & TALBOT PULP SALES U.S., INC.,
as Managing General Partner

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary

P&T FINANCE THREE LLC

By:	POPE & TALBOT LTD.,
as Manager

By:	/s/ DeeAnn Lindsley
	Name:	DeeAnn Lindsley
	Title:	Assistant Secretary